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March 7, 2003

Toyota Auto Finance Receivables LLC
Toyota Motor Credit Corporation
Toyota Auto Receivables Trusts
19300 Gramercy Place
Torrance, California 90509

     Re:  Toyota Auto Finance Receivables LLC
          Toyota Motor Credit Corporation
          Toyota Auto Receivables Trusts
          Amendment No. 1 to Registration Nos. 333-103406 and 333-103406-01 and Post-Effective Amendment No. 2 to Registration Nos. 333-74872 and 333-74872-01

Ladies and Gentlemen:

     We have acted as special counsel to Toyota Auto Finance Receivables ("TAFR LLC"), a Delaware limited liability company and a wholly owned limited purpose subsidiary of Toyota Motor Credit Corporation ("TMCC"), a California corporation, and certain trusts, all of the beneficial ownership of which will initially be owned by TAFR LLC (together with TAFR LLC, each an "Issuer"), in connection with the proposed issuance of $7,500,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to the above-referenced registration statements on Form S-3 (such registration statements as amended, the "Registration Statements") relating to the Notes. The Registration Statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under and pursuant to the indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The indenture, in the forms filed with the Securities and Exchange Commission on February 24, 2003, as an exhibit to the Registration Statement for Registration Nos. 333-103406 and 333-103406-01, is herein referred to as the "Indenture."

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuers, the form of Indenture included as an exhibit to

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O'MELVEMY & MYERS LLP
March 7, 2003 - Page 2


the Registration Statements, the form of Notes included in the Registration Statements, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture; and the Notes for each series will be sold as described in the Registration Statements.

     Based upon the foregoing, we are of the opinion that:

     The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture, as applicable by the applicable Issuer and the applicable Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     We consent to the filing of this letter as an exhibit to the Registration Statements and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplements that form a part thereof, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statements, including this exhibit.


                                        Respectfully submitted,

                                        /s/ O'Melveny & Myers LLP